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                                                                     EXHIBIT 1.1
                                ALLSCRIPTS, INC.
                                  COMMON STOCK
                           (PAR VALUE $.01 PER SHARE)

                           -------------------------

                             UNDERWRITING AGREEMENT

                           -------------------------

                                                 ........................., 1999
Goldman, Sachs & Co.
Bear, Stearns & Co. Inc.
CIBC World Markets Corp.
 As representatives of the several Underwriters
  named in Schedule I hereto,
c/o Goldman, Sachs & Co.
85 Broad Street,
New York, New York 10004

Ladies and Gentlemen:

          Allscripts, Inc., an Illinois corporation, proposes, subject to the terms and conditions stated herein and concurrently with the consummation of the Reincorporation Merger described below, to issue and sell to the Underwriters named in Schedule I hereto (the "Underwriters") an aggregate of _________ shares (the "Firm Shares") and, at the election of the Underwriters, up to _______ additional shares (the "Optional Shares") of common stock, par value $.01 per share ("Stock") of _________, the surviving corporation in such Reincorporation Merger (the Firm Shares and the Optional Shares that the Underwriters elect to purchase pursuant to Section 2 hereof being collectively called the "Shares").

          Subsequent to the date hereof and prior to the First Time of Delivery (as defined in Section 4 below), it is contemplated that Allscripts, Inc. will be merged (the "Reincorporation Merger") with and into ___________, a Delaware corporation ("Merger Corp."), pursuant to an Agreement and Plan of Merger dated _______, 1999 (the "Merger Agreement") by and between the Company and Merger Corp. in order to effect the reincorporation of Allscripts, Inc. in Delaware. All references in this Agreement to the "Company" shall mean (1) Allscripts, Inc., an Illinois corporation, prior to consummation of the Reincorporation Merger and (2) _________, the surviving corporation in such Reincorporation Merger, concurrently with and subsequent to consummation of the Reincorporation Merger.

          1. The Company represents and warrants to, and agrees with, each of the Underwriters that:

          (a) A registration statement on Form S-1 (File No. 333-.........) (the
"Initial Registration Statement") in respect of the Shares has been filed with the Securities and Exchange Commission (the "Commission"); the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to you, and, excluding exhibits thereto to you for each of the other Underwriters, have been declared
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effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a "Rule 462(b) Registration Statement"), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Act"), which became effective upon filing, no other document with respect to the Initial Registration Statement has heretofore been filed with the Commission; and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Act is hereinafter called a "Preliminary Prospectus"; the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof and deemed by virtue of Rule 430A under the Act to be part of the Initial Registration Statement at the time it was declared effective, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the "Registration Statement"; and such final prospectus, in the form first filed pursuant to Rule 424(b) under the Act, is hereinafter called the "Prospectus";

          (b) No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Goldman, Sachs & Co. expressly for use therein;

          (c) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto, and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Goldman, Sachs & Co. expressly for use therein; there is no material document of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement which is not described or filed as required;

          (d) Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included in the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not

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covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Prospectus;

          (e) The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries;

          (f) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction; and each subsidiary of the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation;

          (g) The Company has an authorized and outstanding capitalization as set forth in the Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and conform to the description of the Stock contained in the Prospectus; and all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and (except for directors' qualifying shares) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims;

          (h) The unissued Shares to be issued and sold by the Company to the Underwriters hereunder have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and fully paid and non-assessable and will conform to the description of the Stock contained in the Prospectus;

          (i) The issue and sale of the Shares by the Company and the compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions herein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its

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subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such action result in any violation of the provisions of the Certificate of Incorporation or By-laws of the Company or any of its subsidiaries or any statute or any order, rule or regulation of any court (federal, state, local, foreign or otherwise) or federal, state, local, foreign or other governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties (collectively, "Governmental Authority"); and no consent, approval, authorization, order, registration or qualification of or with any such court or Governmental Authority is required for the issue and sale of the Shares or the consummation by the Company of the transactions contemplated by this Agreement, except the registration under the Act of the Shares and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters;

          (j) Neither the Company nor any of its subsidiaries is in violation of its Certificate of Incorporation or By-laws or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound;

          (k) The statements set forth in the Prospectus under the caption "Description of Capital Stock", insofar as they purport to constitute a summary of the terms of the Stock, under the captions "Risk Factors -- We are subject to Government Regulation and Legal Uncertainties" and "-- We may have substantial sales of our common stock after the Offering," "Business -- Government Regulation," "Management -- Employment and Other Agreements," "--Employee Benefit Plans," "Certain Relationships and Related Party Transactions," "Shares Eligible for Future Sale," and "Underwriting", insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate and fair;

          (l) Other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a material adverse effect on the current or future consolidated financial position, stockholders' equity or results of operations of the Company and its subsidiaries; and, to the best of the Company's knowledge, no such proceedings are threatened or contemplated by Governmental Authorities or threatened by others;

          (m) The Company is not and, after giving effect to the offering and sale of the Shares, will not be an "investment company", as such term is defined in the Investment Company Act of 1940, as amended (the "Investment Company Act");

          (n) Neither the Company nor any of its affiliates does business with the government of Cuba or with any person or affiliate located in Cuba within the meaning of Section 517.075, Florida Statutes;

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          (o) PricewaterhouseCoopers LLP, who have certified certain financial statements of the Company and its subsidiaries, are independent public accountants as required by the Act and the rules and regulations of the Commission thereunder; and

          (p) The Company has reviewed its operations and that of its subsidiaries and any third parties with which the Company or any of its subsidiaries has a material relationship to evaluate the extent to which the business or operations of the Company or any of its subsidiaries will be affected by the Year 2000 Problem. As a result of such review, the Company has no reason to believe, and does not believe, that the Year 2000 Problem will have a material adverse effect on the general affairs, management, the current or future consolidated financial position, business prospects, stockholders' equity or results of operations of the Company and its subsidiaries or on the ability of the Company to perform its obligations under this Agreement ("Material Adverse Effect") or result in any material loss or interference with the Company's business or operations. The "Year 2000 Problem" as used herein means any significant risk that computer hardware or software used in the receipt, transmission, processing, manipulation, storage, retrieval, retransmission or other utilization of data or in the operation of mechanical or electrical systems of any kind will not, in the case of dates or time periods occurring after December 31, 1999, function at least as effectively as in the case of dates or time periods occurring prior to January 1, 2000.

          (q) The consolidated financial statements and schedules included in the Registration Statement present fairly the consolidated financial position of the Company as of the respective dates of such financial statements, and the consolidated results of operations and cash flows of the Company for the respective periods covered thereby, all in conformity with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed in the Prospectus, and the supporting schedules included in the Registration Statement present fairly the information required to be stated therein. The financial information set forth in the Prospectus under the captions "Summary Consolidated Financial Data" and "Selected Consolidated Financial Data" presents fairly on the basis stated in the Prospectus, the information set forth therein. The pro forma information included in the Prospectus presents fairly the information shown therein, has been prepared in accordance with generally accepted accounting principles and the Commission's rules and guidelines with respect to pro forma information, has been properly compiled on the pro forma basis described therein, and, in the opinion of the Company, the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate under the circumstances.

          (r) The Company together with its subsidiaries owns and possesses all right, title and interest in and to, or has duly licensed from third parties a valid, enforceable right to use, all patents, patent rights, licenses, inventions, software, copyrights, know-how (including trade secrets and other unpatented or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names (collectively, "Patent and Proprietary Rights") currently or proposed to be employed by it in connection with its business, and neither the Company nor any of its subsidiaries has received any notice of infringement or misappropriation of, or conflict with, asserted rights of others with respect to any Patent or Proprietary Rights, or is aware of any facts which would render any Patent or Proprietary Rights invalid or inadequate to protect the interest of the Company or its subsidiaries therein, or is aware of any facts which would give rise to a valid claim of infringement or misappropriation by the Company or its subsidiaries of the Patent and

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Proprietary Rights of others, and which infringement, misappropriation or conflict or invalidity or inadequacy, individually or in the aggregate, would or could be expected to result in a Material Adverse Effect;

          (s) The Company and its subsidiaries are in compliance in all respects with applicable federal, state, local and foreign laws and regulations (including laws and regulations which regulate (i) the dispensing of pharmaceuticals and controlled substances, (ii) the licensure of persons or entities which engage in the business of repackaging, and selling and/or dispensing, on a wholesale or retail basis, pharmaceuticals and controlled substances, (iii) the licensure of persons or entities which engage in the practice of medicine or osteopathy, (iv) the submission of claims to third party payors, including the Medicare and Medicaid programs, for pharmaceuticals and controlled substances provided to their beneficiaries including, without limitation, the Medicare and Medicaid Anti-Fraud and Abuse Amendments, 42 U.S.C.
(S)(S) 1320a-7 through 1320a-8, and the Ethics in Patient Referral Act, 42 U.S.C. (S) 1395nn, (v) the disclosure of confidential information regarding the medical records, conditions and treatments of individual patients and (vi) the disposal of medical waste), except where the failure to be in compliance would not have a Material Adverse Effect. The Company has no knowledge of, nor has the Company received notice of, any existing violation or alleged violation by the Company or any of its subsidiaries of any such laws or regulations, except where such violation would not, individually or together with other such violations, have a Material Adverse Effect. None of the Company or any of its subsidiaries or any of their respective directors and officers is currently under investigation or prosecution for, nor has any one or more of them been convicted of a criminal offense related to the delivery of a prescription, prescription drug or other health care item or service, the neglect or abuse of patients or the obstruction of an investigation of any such criminal offense. The Company
(x) does not provide any "Designated Health Services" as that term is defined in the Stark Act, (y) does not sell prescription pharmaceutical drugs directly to patients or refer patients to other sellers of prescription pharmaceutical drugs, or make or receive referrals for any products or services which are covered by Medicare or Medicaid, or (z) has in place reasonable procedures to safeguard against any claims submitted by the Company to payors on behalf of physicians from being altered or submitted more than once.

          (t) The Company and each of its subsidiaries has obtained all licenses, permits, certificates, authorizations, accreditations, approvals or consents (collectively, the "Licenses") required by any federal, state, foreign or local regulatory agencies or bodies to properly and legally operate or conduct the business in which it is engaged on the date hereof and which are necessary or desirable for the successful conduct of its business as conducted and as proposed to be conducted, except where the failure to obtain required Licenses would not, individually or in the aggregate, have a Material Adverse Effect. Each License has been duly obtained, is valid and in full force and effect, and is renewable by its terms or in the ordinary course of business. None of the Company or any of its subsidiaries is subject to any pending or threatened administrative or judicial proceeding to revoke, cancel or declare any License granted to it invalid in any respect. Except for matters which would not, individually or in the aggregate, have a Material Adverse Effect, none of the Company or any of its subsidiaries (i) is acting outside the scope and authority granted to it pursuant to any such License, or otherwise is in default or in violation with respect to any such License, and no event has occurred which constitutes, or with due notice or lapse of time or both may constitute, a default by it or a violation of, any License and (ii) has permitted any License granted to it to

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lapse since its original effective date.  The Company and its subsidiaries have completed and submitted, on a timely basis, all reports and filings associated with their businesses as are required by any Governmental Authority, except where the failure to complete and submit any such reports or filings would not, individually or in the aggregate, have a Material Adverse Effect.

          (u) The Company and each of its subsidiaries has filed all necessary federal and state income, franchise, sales and use tax returns and has paid all taxes shown as due thereon, and there is no tax deficiency that has been, or to the knowledge of the Company might be, asserted against the Company, any of its subsidiaries, or any of their respective properties or assets that would or could be expected to have a Material Adverse Effect.

          (v) The Company and its subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as is adequate for the conduct of their businesses and the value of their properties and as is customary for companies engaged in similar businesses in similar industries.

          (w) Immediately prior to the Reincorporation Merger, Merger Corp. will be duly incorporated and validly existing as a corporation in good standing under the laws of the State of Delaware; the execution, delivery and performance of the Merger Agreement and all documents and instruments executed and delivered in connection with the Reincorporation Merger have been authorized by all necessary corporate action (including, without limitation, stockholder approval) on the part of each of the Company and Merger Corp.; all consents, approvals, authorizations, orders, Licenses, certificates, permits, registrations or qualifications required to be obtained in connection with the Reincorporation Merger have been obtained, other than such consents, approvals, authorizations, orders, Licenses, certificates, permits, registrations or qualifications which, individually or in the aggregate, would not have a Material Adverse Effect; the consummation of the Reincorporation Merger will not (i) conflict with or result in a breach or violation of any of terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Merger Corp., the Company or any of its subsidiaries was or is bound or to which any of the property or assets of the Company or any of its subsidiaries was or is subject, (ii) result in any violation of the provisions of the Certificate of Incorporation or By-laws of Merger Corp., the Company or any of its subsidiaries or (iii) result in any violation of the provisions of any statute or any order, rule or regulation of any court or Governmental Authority having jurisdiction over Merger Corp., the Company or any of its subsidiaries or any of their properties, other than, in the case of clauses (i) and (iii) above, such conflicts, breaches, violations or defaults that, individually or in the aggregate, would not have a Material Adverse Effect;

          2. Subject to the terms and conditions herein set forth, (a) the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price per share of $................, the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto, and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares as provided below, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the purchase price per share set forth in clause (a) of this

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Section 2, that portion of the number of Optional Shares as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares) determined by multiplying such number of Optional Shares by a fraction, the numerator of which is the maximum number of Optional Shares which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional Shares that all of the Underwriters are entitled to purchase hereunder.

          The Company hereby grants to the Underwriters the right to purchase at their election up to _______ Optional Shares, at the purchase price per share set forth in the paragraph above, for the sole purpose of covering sales of shares in excess of the number of Firm Shares. Any such election to purchase Optional Shares may be exercised only by written notice from you to the Company, given within a period of 30 calendar days after the date of this Agreement, setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by you but in no event earlier than the First Time of Delivery (as defined in Section 4 hereof) or, unless you and the Company otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

          3. Upon the authorization by you of the release of the Firm Shares, the several Underwriters propose to offer the Firm Shares for sale upon the terms and conditions set forth in the Prospectus.

          4. (a) The Shares to be purchased by each Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as Goldman, Sachs & Co. may request upon at least forty-eight hours' prior notice to the Company shall be delivered by or on behalf of the Company to Goldman, Sachs & Co., for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Company to Goldman, Sachs & Co. at least forty-eight hours in advance. The Company will cause the certificates representing the Shares to be made available for checking and packaging at least twenty-four hours prior to the Time of Delivery (as defined below) with respect thereto at the office of Goldman, Sachs & Co., 85 Broad Street, New York, New York 10004 (the "Designated Office"). The time and date of such delivery and payment shall be, with respect to the Firm Shares, 9:30
a.m., New York City time, on ............., 1999 or such other time and date as
Goldman, Sachs & Co. and the Company may agree upon in writing, and, with respect to the Optional Shares, 9:30 a.m., New York time, on the date specified by Goldman, Sachs & Co. in the written notice given by Goldman, Sachs & Co. of the Underwriters' election to purchase such Optional Shares, or such other time and date as Goldman, Sachs & Co. and the Company may agree upon in writing.
Such time and date for delivery of the Firm Shares is herein called the "First Time of Delivery", such time and date for delivery of the Optional Shares, if not the First Time of Delivery, is herein called the "Second Time of Delivery", and each such time and date for delivery is herein called a "Time of Delivery".

          (b) The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 7 hereof, including the cross receipt for the Shares and any additional documents requested by the Underwriters pursuant to Section 7(k) hereof, will be

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delivered at the offices of Sonnenschein Nath & Rosenthal, 8000 Sears Tower,
Chicago, Illinois 60606-6404 (the "Closing Location"), and the Shares will be delivered at the Designated Office, all at such Time of Delivery. A meeting will be held at the Closing Location at .......p.m., New York City time, on the
New York Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this
Section 4, "New York Business Day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

          5.  The Company agrees with each of the Underwriters:

          (a) To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission's close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; to make no further amendment or any supplement to the Registration Statement or Prospectus which shall be disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish you with copies thereof; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or prospectus, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or prospectus or suspending any such qualification, promptly to use its best efforts to obtain the withdrawal of such order;

          (b) Promptly from time to time to take such action as you may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

          (c) Prior to 10:00 a.m., New York City time, on the New York Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriters with copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not

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misleading, or, if for any other reason it shall be necessary during such period to amend or supplement the Prospectus in order to comply with the Act, to notify you and upon your request to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance, and in case any Underwriter is required to deliver a prospectus in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

          (d) To make generally available to its securityholders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations thereunder (including, at the option of the Company, Rule 158);

          (e) During the period beginning from the date hereof and continuing to and including the date 180 days after the date of the Prospectus, not to offer, sell, contract to sell or otherwise dispose of, except as provided hereunder any securities of the Company that are substantially similar to the Shares, including but not limited to any securities that are convertible into or exchangeable for, or that represent the right to receive, Stock or any such substantially similar securities (other than pursuant to (i) employee stock option plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date of this Agreement, or (ii) private placements of the Company's securities, provided that in the case of this clause (ii), the Company has obtained written agreements from the persons receiving such securities substantially to the effect set forth in this Subsection 5(e) hereof in form and substance satisfactory to you), without your prior written consent;

          (f) To furnish to its stockholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders' equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), to make available to its stockholders consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail;

          (g) During a period of five years from the effective date of the Registration Statement, to furnish to you copies of all reports or other communications (financial or other) furnished to stockholders, and to deliver to you (i) as soon as they are available, copies of any publicly available reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; and (ii) such additional information concerning the business and financial condition of the Company as you may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its stockholders generally or to the Commission);

          (h) To use the net proceeds received by it from the sale of the Shares pursuant to this Agreement in the manner specified in the Prospectus under the caption "Use of Proceeds";

          (i) To use its best efforts to list for quotation the Shares on the Nasdaq National Market ("Nasdaq"); and

          (j) To file with the Commission such information on Form 10-Q or Form 10-K as may be required by Rule 463 under the Act; and

          (k) If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 P.M., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act.

          (l) The Company will use its best efforts to cause articles of merger to be filed with the Illinois Secretary of State, a certificate of merger to be filed with the Secretary of State of Delaware, and such other documents as are required by the Illinois Business Corporation Act and the Delaware General Corporation Law to be filed with the Secretary of State of Illinois and the Secretary of State of Delaware in order to effect the Reincorporation Merger to be duly filed prior to or concurrently with the First Time of Delivery, and to cause the Reincorporation Merger to become effective in accordance with all applicable laws prior to or concurrently with such First Time of Delivery.

          (m) Prior to the First Time of Delivery, the Company will deliver to the counsel for the Underwriters (i) a waiver (collectively, the "Waivers") signed by each person and entity which possesses any registration rights pursuant to that certain Eleventh Restated Registration Agreement dated April 16, 1998 (the "Registration Agreement") pursuant to which such person or entity irrevocably waives (A) any and all rights (whether pursuant Section 2, 3 or 4 of the Registration Agreement or otherwise) to receive notice of or to have any securities held by such person or entity registered under the Act pursuant to the Registration Statement and (B) any and all rights pursuant to Section 2 of the Registration Agreement to require the Company to file a registration statement under the Act with the Commission at any time in the future with respect to any securities held by such person or entity, or (ii) an amendment to the Registration Agreement having the same effect as the Waivers (the "Registration Agreement Amendment").

          (o) Prior to the First Time of Delivery, the Company will deliver to the Representatives and counsel for the Underwriters a certificate of good standing (or the equivalent thereof), dated as of a date within 10 days prior to the First Time of Delivery, issued by each Governmental Authority which has jurisdiction over the business of the Company or its subsidiaries in each jurisdiction in which the Company or its subsidiaries hold a License.

          (p) All of the issued and outstanding shares of Series A, B, C, D, F and G Preferred Stock of the Company will be converted into 2,977,554 shares of Common Stock at or before the First Time of Delivery.

          6. The Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company's counsel and accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any Preliminary Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, the Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares;
(iii) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 5(b) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey;
(iv) all fees and expenses in connection with listing the Shares on Nasdaq; (v) the filing fees incident to, and the fees and disbursements of counsel for the Underwriters in connection with, securing any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of the Shares;
(vi) the cost of preparing stock certificates; (vii) the cost and charges of any transfer agent or registrar; (viii) all costs and expenses of the Underwriters, including the fees and disbursements of counsel for the Underwriters, incident to the offer and sale of Shares by the Underwriters to certain employees and affiliated persons of the Company and its subsidiaries, and (ix) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section, and Sections 8 and 11 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, stock transfer taxes on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make.

          7. The obligations of the Underwriters hereunder, as to the Shares to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company herein are, at and as of such Time of Delivery, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

          (a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; if the Company has elected to rely upon Rule 462(b), the Rule 462(b) Registration Statement shall have become effective by 10:00 P.M., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

          (b) Sonnenschein Nath & Rosenthal, counsel for the Underwriters, shall have furnished to you such written opinion or opinions (a draft of each such opinion is attached as Annex II(a) hereto), dated such Time of Delivery, with respect to the matters covered in paragraphs (i), (ii),
     (viii), (xiii) and (xviii) of subsection (c) below as well as such other related matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

          (c) Gardner, Carton & Douglas, counsel for the Company, shall have furnished to you their written opinion (a draft of such opinion is attached as Annex II(b) hereto), dated such Time of Delivery, in form and substance satisfactory to you, to the effect that:

              (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with the requisite corporate power and authority to own its properties and conduct its business as described in the Prospectus;

              (ii) The Company has an authorized capitalization as set forth in the Prospectus, and all of the issued shares of capital stock of the Company (including the Shares being delivered at such Time of Delivery) have been duly and validly authorized and issued and are fully paid and non-assessable; and the Shares conform to the description of the Stock contained in the Prospectus;

              (iii) The Company has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification or is subject to no material liability or disability by reason of failure to be so qualified in any such jurisdiction (such counsel being entitled to rely in respect of the opinion in this clause upon opinions of local counsel and in respect of matters of fact upon certificates of officers of the Company, provided that such counsel shall state that they believe that both you and they are justified in relying upon such opinions and certificates);

              (iv) Each subsidiary of the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation; and all of the issued shares of capital stock of each such subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable, and (except for directors' qualifying shares) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims (such counsel being entitled to rely in respect of the opinion in this clause upon opinions of local counsel and in respect to matters of fact upon certificates of officers of the Company or its subsidiaries, provided that such counsel shall state that they believe that both you and they are justified in relying upon such opinions and certificates);

              (v) Immediately prior to the consummation of the Reincorporation Merger, Allscripts, Inc. was duly incorporated and validly existing as a corporation in good standing under the laws of the State of Illinois and Merger Corp. was duly incorporated and validly existing as a corporation in good standing under the laws of the State of Delaware; the execution, delivery and performance of the Merger Agreement and all documents and instruments executed and delivered in connection with the Reincorporation Merger were authorized by all necessary corporate action (including, without limitation, stockholder approval) on the part of each of Allscripts, Inc. and Merger Corp.; to the best of such counsel's knowledge, all consents, approvals, authorizations, orders, Licenses, certificates, permits, registrations or qualifications required to be obtained in connection with the Reincorporation Merger were obtained, other than such consents, approvals, authorizations, orders, Licenses, certificates, permits, registrations or qualifications which, individually or in the aggregate, would not have a Material Adverse Effect; the Reincorporation Merger did not and will not (i) conflict with or result in a breach or violation of any of terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which Merger Corp., the Company or any of its subsidiaries was or is bound or to which any of the property or assets of Merger Corp., the Company or any of its subsidiaries was or is subject, (ii) result in any violation of the provisions of the Certificate of Incorporation or By-laws of Merger Corp., the Company or any of its subsidiaries or (iii) result in any violation of the provisions of any statute or any order, rule or regulation known to such counsel of any court or Governmental Authority having jurisdiction over Merger Corp., the Company or any of its subsidiaries or any of their properties, other than, in the case of clauses (i) and (iii) above, such conflicts, breaches, violations or defaults that, individually or in the aggregate, would not have a Material Adverse Effect; articles of merger and a certificate of merger and such other documents as are required by the Illinois Business Corporation Act and the Delaware General Corporation Law to be filed with the Secretary of State of Illinois and the Secretary of State of Delaware have been duly filed, and the Reincorporation Merger became effective in accordance with all applicable laws;

              (vi) The Company and its subsidiaries have good and marketable title in fee simple to all real property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries (in giving the opinion in this clause, such counsel may state that no examination of record titles for the purpose of such opinion has been made, and that they are relying upon a general review of the titles of the Company and its subsidiaries, upon opinions of local counsel and abstracts, reports and policies of title companies rendered or issued at or subsequent to the time of acquisition of such property by the Company or its subsidiaries, upon opinions of counsel to the lessors of such property and, in respect to matters of fact, upon certificates of officers of the Company or its subsidiaries, provided that such counsel shall state that they believe that both you and they are justified in relying upon such opinions, abstracts, reports, policies and certificates);

              (vii) To the best of such counsel's knowledge and other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which could individually or in the aggregate reasonably be expected to have a Material Adverse Effect; and, to the best of such counsel's knowledge, no such proceedings are threatened or contemplated by Governmental Authorities or threatened by others;

              (viii) This Agreement has been duly authorized, executed and delivered by the Company;

              (ix) The issue and sale of the Shares being delivered at such Time of Delivery by the Company and the compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions herein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such action result in any violation of the provisions of the Certificate of Incorporation or By-laws of the Company or any statute or any order, rule or regulation known to such counsel of any court or Governmental Authority having jurisdiction over the Company or any of its subsidiaries or any of their properties;

              (x) No consent, approval, authorization, order, registration or qualification of or with any such court or Governmental Authority is required for the issue and sale of the Shares or the consummation by the Company of the transactions contemplated by this Agreement, except the registration under the Act of the Shares, and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters;

              (xi) Neither the Company nor any of its subsidiaries is in violation of its Certificate of Incorporation or By-laws or, to the best knowledge of such counsel, is in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound;

              (xii) The statements set forth in the Prospectus under the caption "Description of Capital Stock", insofar as they purport to constitute a summary of the terms of the Stock, under the captions "Risk Factors -- We may have substantial sales of our common stock after the Offering," "Management --Employment and Other Agreements," "-- Employee Benefit Plans," "Certain Relationships and Related Party Transactions," "Shares Eligible for Future Sale," and "Underwriting", insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate and fair;

              (xiii) The Company is not an "investment company", as such term is defined in the Investment Company Act;

              (xiv) Except as disclosed in the Prospectus, no person has the right, contractual or otherwise, to cause the Company or any of its subsidiaries to issue, or register pursuant to the Act, any shares of capital stock of the Company, or any of its subsidiaries, upon the issue and sale of the Shares to be sold by the Company to the Underwriters pursuant to this Agreement;

              (xv) The Company together with its subsidiaries owns and possesses all right, title and interest in and to, or has duly licensed from third parties a valid, enforceable right to use, all Patent and Proprietary Rights currently or proposed in the Prospectus to be employed by it in connection with its business; and to the best knowledge of such counsel after due inquiry, neither the Company nor any of its subsidiaries has received any notice of infringement or misappropriation of, or conflict with, asserted rights of others with respect to any Patent or Proprietary Rights, and such counsel is not aware of any facts which could reasonably be expected to render any Patent or Proprietary Rights invalid or inadequate to protect the interest of the Company or its subsidiaries therein, or which could reasonably be expected to give rise to a valid claim of infringement or misappropriation by the Company or its subsidiaries of the Patent and Proprietary Rights of others, and which infringement, misappropriation or conflict or invalidity or inadequacy, individually or in the aggregate, would or could reasonably be expected to have a Material Adverse Effect;

              (xvi) The Registration Statement and the Prospectus and any further amendments and supplements thereto made by the Company prior to such Time of Delivery (other than the financial statements and related schedules therein, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Act and the rules and regulations thereunder; although they do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus, except for those referred to in the opinion in subsection (xii) of this section 7(c), they have no reason to believe that, as of its effective date, the Registration Statement or any further amendment thereto made by the Company prior to such Time of Delivery (other than the financial statements and related schedules therein, as to which such counsel need express no opinion) contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that, as of its date, the Prospectus or any further amendment or supplement thereto made by the Company prior to such Time of Delivery (other than the financial statements and related schedules therein, as to which such counsel need express no opinion) contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or that, as of such Time of Delivery, either the Registration Statement or the Prospectus or any further amendment or supplement thereto made by the Company prior to such Time of Delivery (other than the financial statements and related schedules therein, as to which such counsel need express no opinion) contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and they do not know of any amendment to the Registration Statement required to be filed or of any contracts or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be described in the Registration Statement or the Prospectus which are not filed or described as required.

          (d) Green, Stewart, Farber & Anderson, P.C., counsel for the Company, shall have furnished to you their written opinion, dated such Time of Delivery, in form and substance satisfactory to you, to the effect that:

              (i) The statements set forth in the Prospectus under the captions "Risk Factors -- We are subject to government regulation and legal uncertainties" and "Business -- Government Regulation," insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair;

              (ii) The conduct of the business of the Company and each of its subsidiaries is in compliance in all respects with applicable federal, state, local and foreign laws and regulations (including laws and regulations which regulate (a) the dispensing of pharmaceuticals and controlled substances, (b) the licensure of persons or entities which engage in the business of repackaging, and selling and/or dispensing, on a wholesale or retail basis, pharmaceuticals and controlled substances, (c) the licensure of persons or entities which engage in the practice of medicine or osteopathy, (d) the submission of claims to third party payors, including the Medicare and Medicaid programs, for pharmaceuticals and controlled substances provided to their beneficiaries including, without limitation, the Medicare and Medicaid Anti-Fraud and Abuse Amendments, 42 U.S.C. (S)(S) 1320a-7 through 1320a-8, and the Ethics in Patient Referral Act, 42 U.S.C. (S) 1395nn, (e) the disclosure of confidential information regarding the medical records, conditions and treatments of individual patients and
          (f) the disposal of medical waste), except where the failure to be in compliance would not, individually or in the aggregate, have a Material Adverse Effect; and

              (iii) The Company and each of its subsidiaries have obtained all Licenses required by any Governmental Authority to properly and legally operate or conduct the businesses in which it is engaged on the date of such opinion and which are necessary for the successful conduct of its business as it is conducted and proposed in the Prospectus to be conducted, and each such License has been duly obtained, is valid and in full force and effect. To the best of such counsel's knowledge, none of the Company or any of its subsidiaries
          (a) is subject to any pending or threatened administrative or judicial proceeding to revoke, cancel or declare any License granted to it invalid in any respect, (b) is acting outside the scope and authority granted to it pursuant to any such License, or otherwise is in default or in violation with respect to any such License, and no event has occurred which constitutes, or with due notice or lapse of time or both may constitute, a default by it or a violation of, any License and (c) has permitted any License granted to it to lapse since its original effective date, except for any such lapses which did not, individually or in the aggregate, have a Material Adverse Effect.

          In rendering opinions (ii) and (iii) above, such counsel may state that with respect to jurisdictions other than federal, Illinois and jurisdictions in which such counsel is licensed, such opinion is based on their examination of the most recent service compilations available of the laws of the jurisdictions in question, the published rules or regulations, if any, of the officials administering such laws, and the case law as to which such counsel has actual knowledge. Such counsel may rely upon the opinion of Arent Fox Kintner Plotkin & Kahn as to matters relating to compliance with laws and regulations administered by the Food & Drug Administration. Such counsel may also rely upon the opinion of competent local counsel satisfactory to counsel to the Underwriters as to matters arising under the laws of jurisdictions other than federal, Illinois and states in which such counsel is licensed.

          (e) On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, PricewaterhouseCoopers LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you, to the effect set forth in Annex I hereto (the executed copy of the letter delivered prior to the execution of this Agreement is attached as Annex I(a) hereto and a draft of the form of letter to be delivered on the effective date of any post-effective amendment to the Registration Statement and as of each Time of Delivery is attached as Annex I(b) hereto);

          (f) (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included in the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus, and (ii) since the respective dates as of which information is given in the Prospectus there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of the Representatives so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

          (g) On or after the date hereof (i) no downgrading shall have occurred in the rating accorded the Company's debt securities or preferred stock by any "nationally recognized statistical rating organization", as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company's debt securities or preferred stock;

          (h) On or after the date hereof there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or on Nasdaq; (ii) a suspension or material limitation in trading in the Company's securities on Nasdaq; (iii) a general moratorium on commercial banking activities declared by either Federal, New York or Illinois State authorities; or (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war, if the effect of any such event specified in this clause (iv) in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

          (i) The Shares to be sold at such Time of Delivery shall have been duly listed for quotation on Nasdaq; and

          (j) The Company has obtained and delivered to the Underwriters executed copies of agreements from all officers, directors and key employees named in the Prospectus, certain other employees of the Company who are securityholders, and all persons who will beneficially own or have the right to acquire 1.0% or more of the outstanding Shares immediately after the First Time of Delivery (assuming no exercise of the Underwriters' over-allotment option), substantially to the effect set forth in Subsection 5(e) hereof in form and substance satisfactory to you;

          (k) The Company shall have complied with the provisions of Section 5(c) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement;

          (l) The Company shall have furnished or caused to be furnished to you at such Time of Delivery certificates of officers of the Company satisfactory to you as to the accuracy of the representations and warranties of the Company herein at and as of such Time of Delivery, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to such Time of Delivery, as to the matters set forth in subsections (a) and (e) of this Section and as to such other matters as you may reasonably request;

          (m) The Reincorporation Merger shall have became effective in accordance with all applicable laws. Articles of merger shall have been filed with the Illinois Secretary of State, a certificate of merger shall have been filed with the Secretary of State of Delaware, and such other documents as are required by the Illinois Business Corporation Act and the Delaware General Corporation Law to be filed with the Secretary of State of Illinois and the Secretary of State of Delaware in order to effect the Reincorporation Merger shall have been filed and evidence of such filings satisfactory to counsel to the Underwriters shall have been delivered to such counsel; and

          (n) The Company shall have delivered duly executed Waivers from each person possessing registration rights pursuant to the Registration Agreement, or a duly executed copy of the Registration Agreement Amendment.

     8. (a) The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by any Underwriter through Goldman, Sachs & Co. expressly for use therein.

     (b) Each Underwriter will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Underwriter through Goldman, Sachs & Co. expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

     (c) Promptly after receipt by an indemnified party under subsection (a) or
(b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment
(i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

     (d) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or
(b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection
(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

     (e) The obligations of the Company under this Section 8 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section 8 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company) and to each person, if any, who controls the Company within the meaning of the Act.

     9. (a) If any Underwriter shall default in its obligation to purchase the Shares which it has agreed to purchase hereunder at a Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such Shares on the terms contained herein. If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Shares, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Shares on such terms. In the event that, within the respective prescribed periods, you notify the Company that you have so arranged for the purchase of such Shares, or the Company notifies you that it has so arranged for the purchase of such Shares, you or the Company shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term "Underwriter" as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

     (b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of shares which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

     (c) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased exceeds one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to the Second Time of Delivery, the obligations of the Underwriters to purchase and of the Company to sell the Optional Shares shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 6 hereof and the indemnity and contribution agreements in Section 8 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

     10. The respective indemnities, agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Shares.

     11. If this Agreement shall be terminated pursuant to Section 9 hereof, the Company shall not then be under any liability to any Underwriter except as provided in Sections 6 and 8 hereof; but, if for any other reason, any Shares are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Underwriters through you for all out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares not so delivered, but the Company shall then be under no further liability to any Underwriter except as provided in Sections 6 and 8 hereof.

     12. In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you jointly or by Goldman, Sachs & Co. on behalf of you as the representatives.

     All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you as the representatives in care of Goldman, Sachs & Co., 32 Old Slip, 21st Floor, New York,

New York 10005, Attention: Registration Department; and if to the Company shall be delivered or sent by mail to the address of the Company set forth in the Registration Statement, Attention: Secretary; provided, however, that any notice to an Underwriter pursuant to Section 8(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters' Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company by you upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

     13. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and, to the extent provided in Sections 8 and 10 hereof, the officers and directors of the Company and each person who controls the Company or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

     14. Time shall be of the essence of this Agreement. As used herein, the term "business day" shall mean any day when the Commission's office in Washington, D.C. is open for business.

     15. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

     16. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

     If the foregoing is in accordance with your understanding, please sign and return to us six counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement between each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on your part as to the authority of the signers thereof.

                                    Very truly yours,

                                    ALLSCRIPTS, INC.

                                    By: ________________________________
                                        Name:
                                        Title:



Accepted as of the date hereof:

Goldman, Sachs & Co.
Bear, Stearns & Co. Inc.
CIBC World Markets Corp.


By: _______________________________________
     (Goldman, Sachs & Co.)
On behalf of each of the Underwriters

                          SCHEDULE I
                                             NUMBER OF OPTIONAL
                                                SHARES TO BE
                            TOTAL NUMBER OF     PURCHASED IF
                              FIRM SHARES      MAXIMUM OPTION
       UNDERWRITER          TO BE PURCHASED      EXERCISED
--------------------------  ---------------  ------------------

Goldman, Sachs & Co.......
Bear, Stearns & Co. Inc...
CIBC World Markets Corp...




                            ---------------  ------------------
     Total................
                            ===============  ==================

                                                                         ANNEX I


Pursuant to Section 7(d) of the Underwriting Agreement, the accountants shall furnish letters to the Underwriters to the effect that:

          (i) They are independent certified public accountants with respect to the Company and its subsidiaries within the meaning of the Act and the applicable published rules and regulations thereunder;

          (ii) In their opinion, the financial statements and any supplementary financial information and schedules (and, if applicable, financial forecasts and/or pro forma financial information) examined by them and included in the Prospectus or the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations thereunder; and, if applicable, they have made a review in accordance with standards established by the American Institute of Certified Public Accountants of the unaudited consolidated interim financial statements, selected financial data, pro forma financial information, financial forecasts and/or condensed financial statements derived from audited financial statements of the Company for the periods specified in such letter, as indicated in their reports thereon, copies of which have been separately furnished to the representatives of the Underwriters (the "Representatives");

          (iii) They have made a review in accordance with standards established by the American Institute of Certified Public Accountants of the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus as indicated in their reports thereon copies of which have been separately furnished to the Representatives and on the basis of specified procedures including inquiries of officials of the Company who have responsibility for financial and accounting matters regarding whether the unaudited condensed consolidated financial statements referred to in paragraph (vi)(A)(i) below comply as to form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations, nothing came to their attention that cause them to believe that the unaudited condensed consolidated financial statements do not comply as to form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations;

          (iv) The unaudited selected financial information with respect to the consolidated results of operations and financial position of the Company for the five most recent fiscal years included in the Prospectus agrees with the corresponding amounts (after restatements where applicable) in the audited consolidated financial statements for such five fiscal years;

          (v) They have compared the information in the Prospectus under selected captions with the disclosure requirements of Regulation S-K and on the basis of limited procedures specified in such letter nothing came to their attention as a result of the foregoing procedures that caused them to believe that this information does not conform in all material respects with the disclosure requirements of Items 301, 302, and 402, respectively, of Regulation S-K;

          (vi) On the basis of limited procedures, not constituting an examination in accordance with generally accepted auditing standards, consisting of a reading of the unaudited financial statements and other information referred to below, a reading of the latest available interim financial statements of the Company and its subsidiaries, inspection of the minute books of the Company and its subsidiaries since the date of the latest audited financial statements included in the Prospectus, inquiries of officials of the Company and its subsidiaries responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:

                 (A) (i) the unaudited consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations, or (ii) any material modifications should be made to the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus for them to be in conformity with generally accepted accounting principles;

                 (B) any other unaudited income statement data and balance sheet items included in the Prospectus do not agree with the corresponding items in the unaudited consolidated financial statements from which such data and items were derived, and any such unaudited data and items were not determined on a basis substantially consistent with the basis for the corresponding amounts in the audited consolidated financial statements included in the Prospectus;

                 (C) the unaudited financial statements which were not included in the Prospectus but from which were derived any unaudited condensed financial statements referred to in clause (A) and any unaudited income statement data and balance sheet items included in the Prospectus and referred to in clause (B) were not determined on a basis substantially consistent with the basis for the audited consolidated financial statements included in the Prospectus;

                 (D) any unaudited pro forma consolidated condensed financial statements included in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the published rules and regulations thereunder or the pro forma adjustments have not been properly applied to the historical amounts in the compilation of those statements;

                 (E) as of a specified date not more than five days prior to the date of such letter, there have been any changes in the consolidated capital stock (other than issuances of capital stock upon exercise of options and stock appreciation rights, upon earn-outs of performance shares and upon conversions of convertible securities, in each case which were outstanding on the date of the latest financial statements included in the Prospectus) or any increase in the consolidated long-term debt of the Company and its subsidiaries, or any decreases in consolidated net current assets or stockholders' equity or other items specified by the Representatives, or any increases in any items specified by the Representatives, in each case as compared with amounts shown in the latest balance sheet included in the Prospectus, except in each case for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

                 (F) for the period from the date of the latest financial statements included in the Prospectus to the specified date referred to in clause (E) there were any decreases in consolidated net revenues or operating profit or the total or per share amounts of consolidated net income or other items specified by the Representatives, or any increases in any items specified by the Representatives, in each case as compared with the comparable period of the preceding year and with any other period of corresponding length specified by the Representatives, except in each case for decreases or increases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

          (vii) In addition to the examination referred to in their report(s) included in the Prospectus and the limited procedures, inspection of minute books, inquiries and other procedures referred to in paragraphs (iii) and
     (vi) above, they have carried out certain specified procedures, not constituting an examination in accordance with generally accepted auditing standards, with respect to certain amounts, percentages and financial information specified by the Representatives, which are derived from the general accounting records of the Company and its subsidiaries, which appear in the Prospectus, or in Part II of, or in exhibits and schedules to, the Registration Statement specified by the Representatives, and have compared certain of such amounts, percentages and financial information with the accounting records of the Company and its subsidiaries and have found them to be in agreement.